As filed with the Securities and Exchange Commission on June __, 1998

                                                      Registration No. 333-_____

--------------------------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                              -------------------

                              PRISM SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                     77-0282704
    (State of Incorporation)                          (I.R.S. Employer
                                                     Identification No.)

                                1000 Hamlin Court
                           Sunnyvale, California 94089
                    (Address of Principal Executive Offices)

                           1996 Equity Incentive Plan
                        1996 Employee Stock Purchase Plan
                            (Full Title of the Plans)

                              -------------------

                                 Earl C. Charles
                             Chief Financial Officer
                              Prism Solutions, Inc.
                                1000 Hamlin Court
                           Sunnyvale, California 94089
                                 (408) 752-1888
            (Name, Address and Telephone Number of Agent for Service)

                              -------------------
                                   Copies to:

                            Robert A. Freedman, Esq.
                             James M. Hackett, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
          Title of Securities             Amount to be       Proposed Maximum          Proposed Maximum           Amount of
           to be Registered                Registered    Offering Price Per Share  Aggregate Offering Price   Registration Fee
                                         -------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value

Upon exercise of options and stock        2,704,730(1)       $6.69(2)                    $18,094,644(2)          $5,338
purchase rights under the 1996 Equity
Incentive Plan                            1,295,270(3)       $5.56(4)                     $7,201,702(4)          $2,125

Upon exercise of options and stock          600,000(1)       $6.69(2)                     $4,014,000(2)          $1,185
purchase rights under the 1996
Employee Stock Purchase Plan

                                                                                                          Total  $8,648

====================================================================================================================================

  (1) Additional  shares  available  for grant and not yet subject to  outstanding  options as of June 1, 1998 under the  respective
      Plans.
  (2) Estimated as of June 3, 1998 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.
  (3) Shares that may become  issuable upon exercise of options  granted under the 1996 Equity  Incentive Plan and outstanding as of
      June 1, 1998.
  (4) Estimated  pursuant to Rule 457(h)  solely for the purpose of  calculating  the  registration  fee and based upon the weighted average exercise price for such outstanding options.

                              PRISM SOLUTIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

           PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed on February 4, 1998 and as amended on February 20, 1998, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's fiscal year ended December 31, 1997.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 filed on May 15, 1998, pursuant to Section 13(a) of the Exchange Act.

         (c) The Company's Current Report on Form 8-K reporting events on January 30, 1998 as filed on February 12, 1998 and amended on April 1, 1998.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 12, 1996 with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the

Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on the records or books of account of the Registrant or on information supplied to him or her by officers of the Registrant in the course of their duties or on the advice of legal counsel for the Registrant or on information or records given or reports made to the Registrant by independent certified public accountants or appraisers or other experts.

         The Registrant has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the indemnity agreements, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of 16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         The indemnity agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

         The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). As authorized by the Registrant's Bylaws, the Registrant, with approval by the Registrant's Board of Directors, maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of up to $10,000,000.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

               4.01 Prism Solutions, Inc. 1996 Equity Incentive Plan, as amended.

               4.02 Prism Solutions, Inc. 1996 Employee Stock Purchase Plan, as amended.

               4.03 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on January 3, 1996.(1)

               4.04 Registrant's Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on January 22, 1996.(2)

               4.05 Registrant's Certificate of Designation of Preferred Stock filed with the Secretary of State of Delaware on January 22, 1996.(3)

               4.06 Registrant's Certificate of Retirement of Preferred Stock filed with the Secretary of State of Delaware on March 20, 1996.(4)

               4.07      Registrant's Bylaws, as amended.(5)

               4.08      Form of specimen  certificate for  Registrant's  Common
                         Stock.(6)

               5.01      Opinion of Fenwick & West LLP.

               23.01     Consent  of  Fenwick & West LLP  (included  in  Exhibit
                         5.01).

               23.02     Consent  of  Coopers  &  Lybrand  L.L.P.,   Independent
                         Accountants.

               24.01     Power of Attorney (see page 8).

---------------------------

   (1) Incorporated herein by reference to Exhibit 3.01 to the Registrant's Registration Statement on Form SB-2 (File No. 333-1180-LA) filed on February 8, 1996, as subsequently amended (the "Form SB-2").

   (2)  Incorporated herein by reference to Exhibit 3.02 to the Form SB-2.

   (3)  Incorporated herein by reference to Exhibit 3.03 to the Form SB-2.

   (4)  Incorporated herein by reference to Exhibit 3.04 to the Form SB-2.

   (5)  Incorporated herein by reference to Exhibit 3.05 to the Form SB-2.

   (6)  Incorporated herein by reference to Exhibit 4.01 to the Form SB-2.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 5th day of June, 1998.

                                            PRISM SOLUTIONS, INC.

                                            By: /s/ Earl C. Charles
                                                --------------------------------
                                                Earl C. Charles
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Warren M. Weiss and Earl C. Charles, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the  requirements of the Securities Act, this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                        Title                                   Date
------------------------------------        ----------------------------------                --------------

Principal Executive Officer
and Director:

/s/ Warren M. Weiss                         President, Chief Executive Officer                 June 5, 1998
------------------------------------        and a Director
Warren M. Weiss

Principal Financial Officer:

/s/ Earl C. Charles                         Chief Financial Officer                            June 5, 1998
------------------------------------
Earl C. Charles

Principal Accounting Officer:

/s/ Robert Tuvell                           Chief Accounting Officer and Controller            June 5, 1998
------------------------------------
Robert Tuvell

Additional Directors:

/s/ James W. Ashbrook                       Chairman of the Board and a Director               June 5, 1998
------------------------------------
James W. Ashbrook

/s/ Thuan D. Phan                           Vice President, Vertical Strategic Business        June 5, 1998
------------------------------------        Unit of the Company and a Director
Thuan D. Phan

/s/ Kevin A. Fong                           Director                                           June 5, 1998
------------------------------------
Kevin A. Fong


                                                            8



/s/ Promod Haque                            Director                                           June 5, 1998
------------------------------------
Promod Haque

/s/ E. Floyd Kvamme                         Director                                           June 5, 1998
------------------------------------
E. Floyd Kvamme

/s/ Nancy J. Schoendorf                     Director                                           June 5, 1998
------------------------------------
Nancy J. Schoendorf

/s/ Norris van den Berg                     Director                                           June 5, 1998
------------------------------------
Norris van den Berg


                                  Exhibit Index



            Exhibit No.                       Description
          -------------                     ---------------

               4.01 Prism Solutions, Inc. 1996 Equity Incentive Plan, as amended.

               4.02 Prism Solutions, Inc. 1996 Employee Stock Purchase Plan, as amended.

               4.03 Registrant's Certificate of Incorporation filed with the Secretary of State of Delaware on January 3, 1996.(1)

               4.04 Registrant's Certificate of Amendment of Certificate of Incorporation filed with the Secretary of State of Delaware on January 22, 1996.(2)

               4.05 Registrant's Certificate of Designation of Preferred Stock filed with the Secretary of State of Delaware on January 22, 1996.(3)

               4.06 Registrant's Certificate of Retirement of Preferred Stock filed with the Secretary of State of Delaware on March 20, 1996.(4)

               4.07      Registrant's Bylaws, as amended.(5)

               4.08      Form of specimen  certificate for  Registrant's  Common
                         Stock.(6)

               5.01      Opinion of Fenwick & West LLP.

               23.01     Consent  of  Fenwick & West LLP  (included  in  Exhibit
                         5.01).

               23.02     Consent  of  Coopers  &  Lybrand  L.L.P.,   Independent
                         Accountants.

               24.01     Power of Attorney (see page 7).

---------------------------

   (1) Incorporated herein by reference to Exhibit 3.01 to the Registrant's Registration Statement on Form SB-2 (File No. 333-1180-LA) filed on February 8, 1996, as subsequently amended (the "Form SB-2").

   (2)  Incorporated herein by reference to Exhibit 3.02 to the Form SB-2.

   (3)  Incorporated herein by reference to Exhibit 3.03 to the Form SB-2.

   (4)  Incorporated herein by reference to Exhibit 3.04 to the Form SB-2.

   (5)  Incorporated herein by reference to Exhibit 3.05 to the Form SB-2.

   (6)  Incorporated herein by reference to Exhibit 4.01 to the Form SB-2.